UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 11, 2010

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Rd.
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 27, 2010, the Stock Option and Compensation Committee of the Board of Directors (the “Board”) of Cephalon, Inc. (the “Company”) determined the recommended annual cash bonus awards to be made to executive officers of the Company for fiscal year 2009 as determined pursuant to the Company’s Management Incentive Compensation Plan for 2009.  These award recommendations were presented to and approved by the independent members of the Board on January 27, 2010.  The awards were approved subject to the finalization of financial results for the year ended December 31, 2009, which were released on February 11, 2010.

The awards earned in 2009, which will be paid in late February 2010, are as follows:

Name:	Cash Bonus
Frank Baldino, Jr., Ph.D.	$1,306,800
Valli F. Baldassano	$269,800
J. Kevin Buchi	$393,100
Peter E. Grebow, Ph.D.	$266,600
Gerald J. Pappert	$402,400
Robert P. Roche, Jr.	$253,800
Lesley Russell, MB.Ch.B., MRCP.	$305,000
Carl A. Savini	$303,300
Jeffry L. Vaught, Ph.D.	$236,900

In addition, Wilco Groenhuysen and Alain Aragues, who were appointed executive officers of the Company in January 2010, will receive cash bonus awards pursuant to a separate 2009 management incentive plan covering the Company’s nonexecutive officers.  Mr. Groenhuysen will receive an award of $204,700, and Mr. Aragues will receive an award of €166,700 (approximately $227,000).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: February 18, 2010	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President & General Counsel